                                                                     EXHIBIT 1.1





                                [AMOUNT] SHARES




                              REDWOOD TRUST, INC.



                                  COMMON STOCK





                             UNDERWRITING AGREEMENT

                                  DATED [DATE]





                     [UNDERWRITER(S) OR REPRESENTATIVE(S)]

                               TABLE OF CONTENTS

Section 1.       Representations and Warranties of the Company  . . . . . . . . . . . . . . . . . . . . . .    2
         (a)     Compliance with Registration Requirements  . . . . . . . . . . . . . . . . . . . . . . . .    2
         (b)     Exchange Act Compliance  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    3
         (c)     Offering Materials Furnished to Underwriter(s) or Representative(s)  . . . . . . . . . . .    3
         (d)     Distribution of Offering Material By the Company . . . . . . . . . . . . . . . . . . . . .    3
         (e)     The Underwriting Agreement . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    3
         (f)     Authorization of the Common Shares . . . . . . . . . . . . . . . . . . . . . . . . . . . .    3
         (g)     No Applicable Registration or Other Similar Rights . . . . . . . . . . . . . . . . . . . .    3
         (h)     No Material Adverse Change . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    3
         (i)     Independent Accountants  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    4
         (j)     Preparation of the Financial Statements  . . . . . . . . . . . . . . . . . . . . . . . . .    4
         (k)     Incorporation and Good Standing of the Company and its Subsidiaries  . . . . . . . . . . .    4
         (l)     Capitalization and Other Capital Stock Matters . . . . . . . . . . . . . . . . . . . . . .    5
         (m)     Stock Exchange Listing . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    5
         (n)     Non-Contravention of Existing Instruments; No Further Authorizations or
                 Approvals Required . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    5
         (o)     Compliance with All Applicable Laws  . . . . . . . . . . . . . . . . . . . . . . . . . . .    6
         (p)     No Material Actions or Proceedings . . . . . . . . . . . . . . . . . . . . . . . . . . . .    6
         (q)     Intellectual Property Rights . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    6
         (r)     All Necessary Permits, etc.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    7
         (s)     Title to Properties  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    7
         (t)     Tax Law Compliance . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    7
         (u)     Company Not an "Investment Company"  . . . . . . . . . . . . . . . . . . . . . . . . . . .    7
         (v)     REIT Status  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    7
         (w)     Insurance  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    8
         (x)     No Price Stabilization or Manipulation . . . . . . . . . . . . . . . . . . . . . . . . . .    8
         (y)     Related Party Transactions . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    8
         (z)     No Unlawful Contributions or Other Payments  . . . . . . . . . . . . . . . . . . . . . . .    8
         (aa)    Company's Accounting System  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    8
         (ab)    No Broker or Finder Fees . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    8
         (ac)    Compliance with Environmental Laws . . . . . . . . . . . . . . . . . . . . . . . . . . . .    9

Section 2.       Purchase, Sale and Delivery of the Common Shares . . . . . . . . . . . . . . . . . . . . .    9
         (a)     The Common Shares  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    9
         (b)     The Closing Date . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   10
         (c)     Public Offering of the Common Shares . . . . . . . . . . . . . . . . . . . . . . . . . . .   10
         (d)     Payment for the Common Shares  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   10
         (e)     Delivery of the Common Shares  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   10
         (f)     Delivery of Prospectus to the Underwriter  . . . . . . . . . . . . . . . . . . . . . . . .   10

Section 3.       Additional Covenants of the Company  . . . . . . . . . . . . . . . . . . . . . . . . . . .   10
         (a)     Underwriter(s)' or Representative(s)' Review of Proposed Amendments and Supplements  . . .   11
         (b)     Securities Act Compliance  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   11

         (c)     Exchange Act Compliance  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   11
         (d)     Amendments and Supplements to the Prospectus and Other Securities Act
                 Matters  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   11
         (e)     Copies of any Amendments and Supplements to the Prospectus . . . . . . . . . . . . . . . .   12
         (f)     Blue Sky Compliance  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   12
         (g)     Use of Proceeds  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   12
         (h)     Transfer Agent . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   12
         (i)     Earnings Statement . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   12
         (j)     Periodic Reporting Obligations . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   12
         (k)     Future Reports to the Underwriter(s) or Representative(s)  . . . . . . . . . . . . . . . .   12
         (l)     Nasdaq Quotation.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   13
         (m)     REIT Qualification.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   13
         (n)     Accounting and Tax Advice. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   13
         (o)     Commodity Exchange Act Matters.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   13

Section 4.       Payment of Expenses  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   13

Section 5.       Conditions of the Obligations of the Underwriter(s) or Representative(s) . . . . . . . . .   14
         (a)     Accountants' Comfort Letter  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   14
         (b)     Compliance with Registration Requirements; No Stop Order; No
                 Objection from NASD  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   14
         (c)     No Material Adverse Change or Ratings Agency Change  . . . . . . . . . . . . . . . . . . .   15
         (d)     Opinion of Counsel for the Company . . . . . . . . . . . . . . . . . . . . . . . . . . . .   15
         (e)     Opinion of Special Maryland Counsel for the Company. . . . . . . . . . . . . . . . . . . .   15
         (f)     Opinion of Special Tax Counsel for the Company . . . . . . . . . . . . . . . . . . . . . .   15
         (g)     Opinion of Counsel for the Underwriter(s) or Representative(s) . . . . . . . . . . . . . .   15
         (h)     Officers' Certificate  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   16
         (i)     Bring-down Comfort Letter  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   16
         (j)     Additional Documents . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   16

Section 6.       Reimbursement of Underwriter(s)' or Representative(s)' Expenses  . . . . . . . . . . . . .   16

Section 7.       Effectiveness of this Agreement  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   17

Section 8.       Indemnification  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   17
         (a)     Indemnification of the Underwriter(s) or Representative(s) . . . . . . . . . . . . . . . .   17
         (b)     Indemnification of the Company, its Directors and Officers . . . . . . . . . . . . . . . .   18
         (c)     Notifications and Other Indemnification Procedures . . . . . . . . . . . . . . . . . . . .   19
         (d)     Settlements  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   20

Section 9.       Contribution.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   20

Section 10.      Default of One or More of the Several Underwriters.  . . . . . . . . . . . . . . . . . . .   21

Section 11.      Termination of this Agreement  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   22

Section 12.      Representations and Indemnities to Survive Delivery  . . . . . . . . . . . . . . . . . . .   23

Section 13.      Notices  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   23

Section 14.      Successors . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   24

Section 15.      Partial Unenforceability . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   24

Section 16.      Governing Law Provisions . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   24

Section 17.      General Provisions . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   24

                             UNDERWRITING AGREEMENT




                                                                          [DATE]


[NAME AND ADDRESS OF
UNDERWRITER(S) OR
REPRESENTATIVE(S)]


Ladies and Gentlemen:

         INTRODUCTORY. Redwood Trust, Inc., a Maryland corporation (the "Company"), proposes to issue and sell to [NAME OF UNDERWRITER(S) OR REPRESENTATIVE(S)] (sometimes herein referred to as the "Underwriter(s)" or the "Representative(s)") an aggregate of [AMOUNT] shares (the "Common Shares") of its Common Stock, par value $0.01 per share (the "Common Stock") pursuant to this Underwriting Agreement (the "Agreement").

         The Company has prepared and filed with the Securities and Exchange Commission (the "Commission") a registration statement on Form S-3 (File No. [REG. #], which contains a form of prospectus to be used in connection with the public offering and sale of the Common Shares. Such registration statement, as amended, including the financial statements, exhibits and schedules thereto, in the form in which it was declared effective by the Commission under the Securities Act of 1933 and the rules and regulations promulgated thereunder (collectively, the "Securities Act"), including all documents incorporated or deemed to be incorporated by reference therein and any information deemed to be a part thereof at the time of effectiveness pursuant to Rule 430A or Rule 434 under the Securities Act or the Securities Exchange Act of 1934 and the rules and regulations promulgated thereunder (collectively, the "Exchange Act") is called the "Registration Statement". Any registration statement filed by the Company pursuant to Rule 462(b) under the Securities Act is called the "Rule 462(b) Registration Statement", and from and after the date and time of filing of the Rule 462(b) Registration Statement the term "Registration Statement" shall include the Rule 462(b) Registration Statement. Such prospectus, in the form first used by the Underwriter(s) or Representative(s) to confirm sales of the Common Shares, is called the "Prospectus"; provided, however, if the Company has, with the consent of Montgomery Securities, elected to rely upon Rule 434 under the Securities Act, the term "Prospectus" shall mean the Company's prospectus subject to completion (each, a "preliminary prospectus") (such preliminary prospectus is called the "Rule 434 preliminary prospectus"), together with the applicable term sheet (the "Term Sheet") prepared and filed by the Company with the Commission under Rules 434 and 424(b) under the Securities Act and all references in this Agreement to the date of the Prospectus shall mean the date of the Term Sheet. All references in this Agreement to the Registration Statement, the Rule 462(b) Registration Statement, a preliminary prospectus, the Prospectus or the Term Sheet, or any amendments or supplements to any of the foregoing, shall include any copy thereof filed with the Commission pursuant to its Electronic Data Gathering, Analysis and Retrieval System ("EDGAR"). All references in this Agreement to financial statements and schedules and other information which is "contained," "included" or "stated" in the Registration Statement or the Prospectus (and all other references of like import) shall be deemed to mean and include all such financial statements and schedules and other information which is or is deemed to be incorporated by reference in the Registration Statement or the Prospectus, as the case may be; and all references in this Agreement to amendments or supplements to the Registration Statement or the Prospectus shall be deemed to mean and include the filing of any document under the Exchange Act which is or is deemed to be incorporated by reference in the Registration Statement or the Prospectus, as the case may be.

         The Company hereby confirms its agreements with the Underwriter(s) or Representative(s) as follows:


         SECTION 1. REPRESENTATIONS AND WARRANTIES OF THE COMPANY. The Company hereby represents, warrants and covenants to the Underwriter(s) or Representative(s) as follows:

         (a) Compliance with Registration Requirements. The Registration Statement and any Rule 462(b) Registration Statement have been declared effective by the Commission under the Securities Act. The Company has complied to the Commission's satisfaction with all requests of the Commission for additional or supplemental information. No stop order suspending the effectiveness of the Registration Statement or any Rule 462(b) Registration Statement is in effect and no proceedings for such purpose have been instituted or are pending or, to the best knowledge of the Company, are contemplated or threatened by the Commission.

         Each preliminary prospectus and the Prospectus when filed complied in all material respects with the Securities Act and, if filed by electronic transmission pursuant to EDGAR (except as may be permitted by Regulation S-T under the Securities Act), was identical to the copy thereof delivered to the Underwriter(s) or Representative(s) for use in connection with the offer and sale of the Common Shares. Each of the Registration Statement, any Rule 462(b) Registration Statement and any post-effective amendment thereto, at the time it became effective and at all subsequent times, complied and will comply in all material respects with the Securities Act and did not and will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading. The Prospectus, as amended or supplemented, as of its date and at all subsequent times, did not and will not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The representations and warranties set forth in the two immediately preceding sentences do not apply to statements in or omissions from the Registration Statement, any Rule 462(b) Registration Statement, or any post-effective amendment thereto, or the Prospectus, or any amendments or supplements thereto, made in reliance upon and in conformity with information relating to any Underwriter(s) or Representative(s) furnished to the Company in writing by the Underwriter(s) or Representative(s) expressly for use therein. There are no contracts or other documents required to be described in the Prospectus or to be filed as exhibits to the Registration Statement which have not been described or filed as required. The description set forth in the Prospectus under the heading "ERISA Investors" is true and correct in all material respects.

         (b) Exchange Act Compliance. The documents incorporated or deemed to be incorporated by reference in the Prospectus, at the time they were or hereafter are filed with the Commission, complied and will comply in all material respects with the requirements of the Exchange Act, and, when read together with the other information in the Prospectus, at the time the Registration Statement and any amendments thereto become effective and at the Closing Date (as herein defined) will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

         (c) Offering Materials Furnished to Underwriter(s) or Representative(s). The Company has delivered to the Underwriter(s) or Representative(s) one complete manually signed copy of the Registration Statement and of each consent and certificate of experts filed as a part thereof, and conformed copies of the Registration Statement (without exhibits) and preliminary prospectuses and the Prospectus, as amended or supplemented, in such quantities and at such places as the Underwriter(s) or Representative(s) has reasonably requested.

         (d) Distribution of Offering Material By the Company. The Company has not distributed and will not distribute, prior to the later of the Closing Date (as defined below) and the completion of the Underwriter(s)' or Representative(s)' distribution of the Common Shares, any offering material in connection with the offering and sale of the Common Shares other than a preliminary prospectus, the Prospectus or the Registration Statement.

         (e) The Underwriting Agreement. This Agreement has been duly authorized, executed and delivered by, and is a valid and binding agreement of, the Company, enforceable in accordance with its terms, except as rights to indemnification hereunder may be limited by applicable law and except as the enforcement hereof may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to or affecting the rights and remedies of creditors or by general equitable principles.

         (f) Authorization of the Common Shares. The Common Shares to be purchased by the Underwriter(s) or Representative(s) from the Company have been duly authorized for issuance and sale pursuant to this Agreement and, when issued and delivered by the Company pursuant to this Agreement, will be validly issued, fully paid and nonassessable.

         (g) No Applicable Registration or Other Similar Rights. There are no persons with registration or other similar rights to have any equity or debt securities registered for sale under the Registration Statement or included in the offering contemplated by this Agreement, except for such rights as have been duly waived.

         (h) No Material Adverse Change. Except as otherwise disclosed in the Prospectus, subsequent to the respective dates as of which information is given in the Prospectus: (i) there has been no material adverse change, or any development that could reasonably be expected to result in a material adverse change, in the condition, financial or otherwise, or in the earnings, business, operations or prospects, whether or not arising from transactions in the ordinary course of business, of the Company and its subsidiaries, considered as one entity (any such change is called a "Material Adverse Change"); (ii) the Company and its subsidiaries, considered as one entity, have not incurred any material liability or obligation, indirect, direct or contingent, not in the ordinary course of business nor entered into any material transaction or agreement not in the ordinary course of business or which could result in a material reduction in the future earnings of the Company; (iii) there has been no dividend or distribution of any kind declared, paid or made by the Company or, except for dividends paid to the Company or other subsidiaries, any of its subsidiaries on any class of capital stock or repurchase or redemption by the Company or any of its subsidiaries of any class of capital stock and
    (iv) the Company has not sustained any material loss or interference with its business or properties from fire, flood, windstorm, accident or other calamity, whether or not covered by insurance.

         (i) Independent Accountants. Coopers & Lybrand L.L.P., who have expressed their opinion with respect to the financial statements (which term as used in this Agreement includes the related notes thereto) and supporting schedules filed with the Commission as a part of the Registration Statement and included in the Prospectus, are independent public or certified public accountants as required by the Securities Act.

         (j) Preparation of the Financial Statements. The financial statements filed with the Commission as a part of the Registration Statement and included in the Prospectus present fairly the consolidated financial position of the Company and its subsidiaries as of and at the dates indicated and the results of their operations and cash flows for the periods specified. The supporting schedules included in the Registration Statement present fairly the information required to be stated therein. Such financial statements and supporting schedules have been prepared in conformity with generally accepted accounting principles applied on a consistent basis throughout the periods involved, except as may be expressly stated in the related notes thereto. No other financial statements or supporting schedules are required to be included in the Registration Statement. The financial data set forth in the Prospectus under the captions "Prospectus Summary--Summary Financial Information", "Selected Financial Data" and "Capitalization" fairly present the information set forth therein on a basis consistent with that of the audited financial statements contained in the Registration Statement. The Company's ratios of earnings to fixed charges and preferred stock dividends, if required to be set forth in the Prospectus and in Exhibit 12 to the Registration Statement, have been calculated in compliance with Item 503(d) of Regulation S-K under the Securities Act.

         (k) Incorporation and Good Standing of the Company and its Subsidiaries. Each of the Company and its subsidiaries has been duly incorporated and is validly existing as a corporation in good standing under the laws of the jurisdiction of its incorporation and has corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Prospectus and, in the case of the Company, to enter into and perform its obligations under this Agreement; and no proceeding has been instituted or threatened in any such jurisdiction seeking to revoke, limit or curtail such power and authority. Each of the Company and each subsidiary is duly qualified as a foreign corporation to transact business and is in good standing in the State of California and each other jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except for such jurisdictions where the failure to so qualify or to be in good standing would not, individually or in the aggregate, result in a Material Adverse Change; and no proceeding has been instituted or threatened in any such jurisdiction seeking to revoke, limit or curtail such qualification or good standing. All of the issued and outstanding capital stock of each subsidiary has been duly authorized and validly issued, is fully paid and nonassessable and is owned by the Company, directly or through subsidiaries, free and clear of any security interest, mortgage, pledge, lien, encumbrance or claim. Except as described in the Prospectus, the Company does not own or control, directly or indirectly, any corporation, association or other entity other than the subsidiaries listed in Exhibit 21 to the Registration Statement.

         (l) Capitalization and Other Capital Stock Matters. The authorized, issued and outstanding capital stock of the Company is as set forth in the Prospectus under the caption "Capitalization" (other than for subsequent issuances, if any, pursuant to employee benefit plans described in the Prospectus or upon exercise of outstanding options or warrants described in the Prospectus). The Common Stock (including the Common Shares) conforms in all material respects to the description thereof contained in the Prospectus. All of the issued and outstanding shares of Common Stock have been duly authorized and validly issued, are fully paid and nonassessable and have been issued in compliance with federal and state securities laws. No further approval or authority of the shareholders or the Board of Directors is required for the issuance and sale of the Common Shares as contemplated herein. None of the outstanding shares of Common Stock were issued in violation of any preemptive rights, rights of first refusal or other similar rights to subscribe for or purchase securities of the Company. There are no authorized or outstanding options, warrants, preemptive rights, rights of first refusal or other rights to purchase, or equity or debt securities convertible into or exchangeable or exercisable for, any capital stock of the Company or any of its subsidiaries other than those accurately described in the Prospectus. The description of the Company's stock option, stock bonus and other stock plans or arrangements, and the options or other rights granted thereunder, set forth in the Prospectus accurately and fairly presents the information required to be shown with respect to such plans, arrangements, options and rights.

         (m)  Stock Exchange Listing.   The Common Stock (including the Common
    Shares) is registered pursuant to Section 12 of the Exchange Act and is listed on the Nasdaq National Market, and the Company has taken no action designed to, or likely to have the effect of, terminating the registration of the Common Stock under the Exchange Act or delisting the Common Stock from the Nasdaq National Market, nor has the Company received any notification that the Commission or the National Association of Securities Dealers, Inc. (the "NASD") is contemplating terminating such registration or listing.

         (n) Non-Contravention of Existing Instruments; No Further Authorizations or Approvals Required. Neither the Company nor any of its subsidiaries is in violation of its charter or by-laws or is in default (or, with the giving of notice or lapse of time, would be in default) ("Default") under any judgment, decree, order, indenture, mortgage, loan or credit agreement, note, contract, franchise, lease or other instrument to which the Company or any of its subsidiaries is a party or by which it or any of them may be bound, or to which any of the property or assets of the Company or any of its subsidiaries is subject (each, an

    "Existing Instrument"), except for such Defaults as would not, individually or in the aggregate, result in a Material Adverse Change. The Company's execution, delivery and performance of this Agreement and consummation of the transactions contemplated hereby and by the Prospectus (i) have been duly authorized by all necessary corporate action and will not result in any violation of the provisions of the charter or by-laws of the Company or any subsidiary, (ii) will not conflict with or constitute a breach of, or Default or a Debt Repayment Triggering Event (as defined below) under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company or any of its subsidiaries pursuant to, or require the consent of any other party to, any Existing Instrument, except for such conflicts, breaches, Defaults, liens, charges or encumbrances as would not, individually or in the aggregate, result in a Material Adverse Change and (iii) will not result in any violation of any law, administrative regulation or administrative or court decree applicable to the Company or any subsidiary. No consent, approval, authorization or other order of, or registration or filing with, any court or other governmental or regulatory authority or agency, is required for the Company's execution, delivery and performance of this Agreement and consummation of the transactions contemplated hereby and by the Prospectus, except such as have been obtained or made by the Company and are in full force and effect under the Securities Act, applicable state and Canadian securities or blue sky laws and from the NASD. As used herein, a "Debt Repayment Triggering Event" means any event or condition which gives, or with the giving of notice or lapse of time would give, the holder of any note, debenture or other evidence of indebtedness (or any person acting on such holder's behalf) the right to require the repurchase, redemption or repayment of all or a portion of such indebtedness by the Company or any of its subsidiaries.

         (o) Compliance with All Applicable Laws. The Company is conducting business in compliance with all applicable laws, rules and regulations of the jurisdictions in which it is conducting business, except where failure to be in compliance, if the subject of an unfavorable decision, ruling or finding, could result in a Material Adverse Change.

         (p) No Material Actions or Proceedings. There are no legal or governmental actions, suits or proceedings pending or, to the best of the Company's knowledge, threatened (i) against or affecting the Company or any of its subsidiaries, (ii) which has as the subject thereof any officer or director of, or property owned or leased by, the Company or any of its subsidiaries or (iii) relating to environmental or discrimination matters, where in any such case (A) there is a reasonable possibility that such action, suit or proceeding might be determined adversely to the Company or such subsidiary and (B) any such action, suit or proceeding, if so determined adversely, would reasonably be expected to result in a Material Adverse Change or adversely affect the consummation of the transactions contemplated by this Agreement. No material labor dispute with the employees of the Company or any of its subsidiaries exists or, to the best of the Company's knowledge, is threatened or imminent.

         (q) Intellectual Property Rights. The Company and its subsidiaries own or possess sufficient trademarks, trade names, patent rights, copyrights, licenses, approvals, trade secrets and other similar rights (collectively, "Intellectual Property Rights") reasonably necessary to conduct their businesses as now conducted; and the expected expiration of any of such Intellectual Property Rights would not result in a Material Adverse Change. Neither the Company nor any of its subsidiaries has received any notice of infringement or conflict with asserted Intellectual Property Rights of others, which infringement or conflict, if the subject of an unfavorable decision, would result in a Material Adverse Change. The Company has no knowledge of any material infringement by it of any Intellectual Property Rights of others.

         (r)  All Necessary Permits, etc.   The Company and each subsidiary
    possess such valid and current certificates, authorizations or permits issued by the appropriate state, federal or foreign regulatory agencies or bodies necessary to conduct their respective businesses, and neither the Company nor any subsidiary has received any notice of proceedings relating to the revocation or modification of, or non- compliance with, any such certificate, authorization or permit which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, could result in a Material Adverse Change.

         (s) Title to Properties. The Company owns no real property. The Company and each of its subsidiaries has good and marketable title to all the properties and assets reflected as owned in the financial statements referred to in Section 1(j) above (or elsewhere in the Prospectus), in each case free and clear of any security interests, mortgages, liens, encumbrances, equities, claims and other defects, except such as do not materially and adversely affect the value of such property and do not materially interfere with the use made or proposed to be made of such property by the Company or such subsidiary. The real property, improvements, equipment and personal property held under lease by the Company or any subsidiary are held under valid and enforceable leases, with such exceptions as are not material and do not materially interfere with the use made or proposed to be made of such real property, improvements, equipment or personal property by the Company or such subsidiary. The Company owns or leases all such real and personal property as is necessary to its operations as now conducted and as proposed to be conducted.

         (t) Tax Law Compliance. The Company and its subsidiaries have filed all necessary federal, state and foreign income and franchise tax returns and have paid all taxes required to be paid by any of them and, if due and payable, any related or similar assessment, fine or penalty levied against any of them. The Company has made adequate charges, accruals and reserves in the applicable financial statements referred to in Section 1(j) above in respect of all federal, state and foreign income and franchise taxes for all periods as to which the tax liability of the Company or any of its subsidiaries has not been finally determined.

         (u) Company Not an "Investment Company". The Company has been advised of the rules and requirements under the Investment Company Act of 1940, as amended (the "Investment Company Act"). The Company is not, and after receipt of payment for the Common Shares will not be, an "investment company" within the meaning of Investment Company Act and will conduct its business in a manner so that it will not become subject to the Investment Company Act.

         (v) REIT Status. As of the Closing Date, the Company will be organized and will operate in a manner so as to qualify as a "real estate investment trust" ("REIT") under Sections 856 through 860 of the Internal Revenue Code of 1986, as amended (the "Code"), and will elect to, will be qualified to and intends to remain qualified to, be taxed as a REIT under the Code and pursuant to any applicable state tax laws. The Company does not know of any event which would cause or is likely to cause the Company to fail to qualify as a REIT at any time.

         (w) Insurance. Each of the Company and its subsidiaries are insured by recognized, financially sound and reputable institutions with policies in such amounts and with such deductibles and covering such risks as are generally deemed adequate and customary for their businesses including, but not limited to, policies covering the Company and its subsidiaries against business interruptions and policies covering real and personal property owned or leased by the Company and its subsidiaries against theft, damage, destruction, acts of vandalism and earthquakes. The Company has no reason to believe that it or any subsidiary will not be able (i) to renew its existing insurance coverage as and when such policies expire or (ii) to obtain comparable coverage from similar institutions as may be necessary or appropriate to conduct its business as now conducted and at a cost that would not result in a Material Adverse Change. Neither of the Company nor any subsidiary has been denied any insurance coverage which it has sought or for which it has applied.

         (x) No Price Stabilization or Manipulation. The Company has not taken and will not take, directly or indirectly, any action designed to or that might be reasonably expected to cause or result in stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Common Shares.

         (y) Related Party Transactions. There are no business relationships or related-party transactions involving the Company or any subsidiary or any other person required to be described in the Prospectus which have not been described as required.

         (z) No Unlawful Contributions or Other Payments. Neither the Company nor any of its subsidiaries nor, to the best of the Company's knowledge, any employee or agent of the Company or any subsidiary, has (i) made any contribution or other payment to any official of, or candidate for, any federal, state or foreign office in violation of any law or of the character required to be disclosed in the Prospectus or (ii) made any payment to any federal or state governmental officer or official, or other person charged with similar public or quasi-public duties, other than payments required or permitted by the laws of the United States or any jurisdiction thereof.

         (aa) Company's Accounting System. The Company maintains a system of accounting controls sufficient to provide reasonable assurances that (i) transactions are executed in accordance with management's general or specific authorization; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain accountability for assets;
    (iii) access to assets is permitted only in accordance with management's general or specific authorization; and (iv) the recorded accountability for assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

         (ab) No Broker or Finder Fees. Neither the Company nor any affiliate has incurred any liability for a fee, commission or other compensation on account of the employment of a broker or finder in connection with the transactions contemplated by this Agreement other than as disclosed in the Registration Statement.

         (ac) Compliance with Environmental Laws. Except as would not, individually or in the aggregate, result in a Material Adverse Change (i) neither the Company nor any of its subsidiaries is in violation of any federal, state, local or foreign law or regulation relating to pollution or protection of human health or the environment (including, without limitation, ambient air, surface water, groundwater, land surface or subsurface strata) or wildlife, including without limitation, laws and regulations relating to emissions, discharges, releases or threatened releases of chemicals, pollutants, contaminants, wastes, toxic substances, hazardous substances, petroleum and petroleum products (collectively, "Materials of Environmental Concern"), or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Materials of Environment Concern (collectively, "Environmental Laws"), which violation includes, but is not limited to, noncompliance with any permits or other governmental authorizations required for the operation of the business of the Company or its subsidiaries under applicable Environmental Laws, or noncompliance with the terms and conditions thereof, nor has the Company or any of its subsidiaries received any written communication, whether from a governmental authority, citizens group, employee or otherwise, that alleges that the Company or any of its subsidiaries is in violation of any Environmental Law; (ii) there is no claim, action or cause of action filed with a court or governmental authority, no investigation with respect to which the Company has received written notice, and no written notice by any person or entity alleging potential liability for investigatory costs, cleanup costs, governmental responses costs, natural resources damages, property damages, personal injuries, attorneys' fees or penalties arising out of, based on or resulting from the presence, or release into the environment, of any Material of Environmental Concern at any location owned, leased or operated by the Company or any of its subsidiaries, now or in the past (collectively, "Environmental Claims"), pending or, to the best of the Company's knowledge, threatened against the Company or any of its subsidiaries or any person or entity whose liability for any Environmental Claim the Company or any of its subsidiaries has retained or assumed either contractually or by operation of law; and (iii) to the best of the Company's knowledge, there are no past or present actions, activities, circumstances, conditions, events or incidents, including, without limitation, the release, emission, discharge, presence or disposal of any Material of Environmental Concern, that reasonably could result in a violation of any Environmental Law or form the basis of a potential Environmental Claim against the Company or any of its subsidiaries or against any person or entity whose liability for any Environmental Claim the Company or any of its subsidiaries has retained or assumed either contractually or by operation of law.

    Any certificate signed by an officer of the Company and delivered to the Underwriter(s) or Representative(s) or to counsel for the Underwriter(s) or Representative(s) shall be deemed to be a representation and warranty by the Company to each Underwriter(s) or Representative(s) as to the matters set forth therein.

         SECTION 2.  PURCHASE, SALE AND DELIVERY OF THE COMMON SHARES.

         (a) The Common Shares. The Company agrees to issue and sell to the Underwriter(s) or Representative(s) the Common Shares upon the terms herein set forth. On the basis of the representations, warranties and agreements herein contained, and upon the terms but subject to the conditions herein set forth, the Underwriter(s) or Representative(s) agrees, to purchase from the Company the Common Shares. The purchase price per Common Share to be paid by the Underwriter(s) or Representative(s) to the Company shall be $[AMOUNT] per share.

         (b) The Closing Date. Delivery of certificates for the Common Shares to be purchased by the Underwriter(s) or Representative(s) and payment therefor shall be made at the offices of [NAME AND ADDRESS OF UNDERWRITER(S) OR REPRESENTATIVE(S)] (or such other place as may be agreed to by the Company and the Underwriter(s) or Representative(s)) at 6:00 a.m. San Francisco time, on [DATE] or such other time and date not later than 10:30 a.m. San Francisco time, on the tenth business day following said date as the Underwriter(s) or Representative(s) shall designate by notice to the Company (the time and date of such closing are called the "Closing Date"). The Company hereby acknowledges that circumstances under which the Underwriter(s) or Representative(s) may provide notice to postpone the Closing Date as originally scheduled include, but are in no way limited to, any determination by the Company or the Underwriter(s) or Representative(s) to recirculate to the public copies of an amended or supplemented Prospectus or a delay as contemplated by the provisions of Section 10.

         (c) Public Offering of the Common Shares. The Underwriter(s) or Representative(s) hereby advises the Company that the Underwriter(s) or Representative(s) intends to offer for sale to the public, as described in the Prospectus, the Common Shares as soon after this Agreement has been executed and the Registration Statement has been declared effective as the Underwriter(s) or Representative(s), in its sole judgment, has determined is advisable and practicable.

         (d) Payment for the Common Shares. Payment for the Common Shares shall be made at the Closing Date by wire transfer of immediately available funds to the order of the Company.

         (e) Delivery of the Common Shares. The Company shall deliver, or cause to be delivered, to the Underwriter(s) or Representative(s) certificates for the Common Shares at the Closing Date, against the irrevocable release of a wire transfer of immediately available funds for the amount of the purchase price therefor. The certificates for the Common Shares shall be in definitive form and registered in such names and denominations as the Underwriter(s) or Representative(s) shall have requested at least two full business days prior to the Closing Date and shall be made available for inspection on the business day preceding the Closing Date at a location in New York City as the Underwriter(s) or Representative(s) may designate. Time shall be of the essence, and delivery at the time and place specified in this Agreement is a further condition to the obligations of the Underwriter(s) or Representative(s).

         (f) Delivery of Prospectus to the Underwriter(s) or Representative(s). Not later than 12:00 p.m. on the second business day following the date the Common Shares are released by the Underwriter(s) or Representative(s) for sale to the public, the Company shall deliver or cause to be delivered copies of the Prospectus in such quantities and at such places as the Underwriter(s) or Representative(s) shall request.


         SECTION 3. ADDITIONAL COVENANTS OF THE COMPANY. The Company further covenants and agrees with the Underwriter(s) or Representative(s) as follows:

         (a) Underwriter(s)' or Representative(s)' Review of Proposed Amendments and Supplements. During such period beginning on the date hereof and ending on the later of the Closing Date or such date, as in the opinion of counsel for the Underwriter(s) or Representative(s), the Prospectus is no longer required by law to be delivered in connection with sales by an Underwriter(s) or Representative(s) or dealer (the "Prospectus Delivery Period"), prior to amending or supplementing the Registration Statement (including any registration statement filed under Rule 462(b) under the Securities Act) or the Prospectus (including any amendment or supplement through incorporation by reference of any report filed under the Exchange Act), the Company shall furnish to the Underwriter(s) or Representative(s) for review a copy of each such proposed amendment or supplement, and the Company shall not file any such proposed amendment or supplement to which the Underwriter(s) or Representative(s) reasonably objects.

         (b) Securities Act Compliance. After the date of this Agreement, the Company shall promptly advise the Underwriter(s) or Representative(s) in writing (i) of the receipt of any comments of, or requests for additional or supplemental information from, the Commission, (ii) of the time and date of any filing of any post-effective amendment to the Registration Statement or any amendment or supplement to any preliminary prospectus or the Prospectus, (iii) of the time and date that any post-effective amendment to the Registration Statement becomes effective and (iv) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or any post-effective amendment thereto or of any order preventing or suspending the use of any preliminary prospectus or the Prospectus, or of any proceedings to remove, suspend or terminate from listing or quotation the Common Stock from any securities exchange upon which it is listed for trading or included or designated for quotation, or of the threatening or initiation of any proceedings for any of such purposes. If the Commission shall enter any such stop order at any time, the Company will use its best efforts to obtain the lifting of such order at the earliest possible moment. Additionally, the Company agrees that it shall comply with the provisions of Rules 424(b), 430A and 434, as applicable, under the Securities Act and will use its reasonable efforts to confirm that any filings made by the Company under such Rule 424(b) were received in a timely manner by the Commission.

         (c) Exchange Act Compliance. During the Prospectus Delivery Period, the Company will file all documents required to be filed with the Commission pursuant to Section 13, 14 or 15 of the Exchange Act in the manner and within the time periods required by the Exchange Act.

         (d) Amendments and Supplements to the Prospectus and Other Securities Act Matters. If, during the Prospectus Delivery Period, any event shall occur or condition exist as a result of which it is necessary to amend or supplement the Prospectus in order to make the statements therein, in the light of the circumstances when the Prospectus is delivered to a purchaser, not misleading, or if in the opinion of the Underwriter(s) or Representative(s) or counsel for the Underwriter(s) or Representative(s) it is otherwise necessary to amend or supplement the Prospectus to comply with law, the Company agrees promptly to prepare (subject to Section 3(a) hereof), file with the Commission and furnish at its own expense to the Underwriter and to dealers, amendments or supplements to the Prospectus so that the statements in the Prospectus as so amended or supplemented will not, in the light of the circumstances when the Prospectus is delivered to a purchaser, be misleading or so that the Prospectus, as amended or supplemented, will comply with law.

         (e) Copies of any Amendments and Supplements to the Prospectus. The Company agrees to furnish the Underwriter(s) or Representative(s), without charge, during the Prospectus Delivery Period, as many copies of the Prospectus and any amendments and supplements thereto (including any documents incorporated by reference therein) as the Underwriter(s) or Representative(s) may request.

         (f) Blue Sky Compliance. The Company shall cooperate with the Underwriter(s) or Representative(s) and its counsel to qualify or register the Common Shares for sale under (or obtain exemptions from the application of) the Blue Sky or state or Canadian securities laws of those jurisdictions designated by the Underwriter(s) or Representative(s), shall comply with such laws and shall continue such qualifications, registrations and exemptions in effect so long as required for the distribution of the Common Shares. The Company shall not be required to qualify as a foreign corporation or to take any action that would subject it to general service of process in any such jurisdiction where it is not presently qualified or where it would be subject to taxation as a foreign corporation. The Company will advise the Underwriter(s) or Representative(s) promptly of the suspension of the qualification or registration of (or any such exemption relating to) the Common Shares for offering, sale or trading in any jurisdiction or any initiation or threat of any proceeding for any such purpose, and in the event of the issuance of any order suspending such qualification, registration or exemption, the Company shall use its best efforts to obtain the withdrawal thereof at the earliest possible moment.

         (g) Use of Proceeds. The Company shall apply the net proceeds from the sale of the Common Shares sold by it in the manner described under the caption "Use of Proceeds" in the Prospectus.

         (h) Transfer Agent. The Company shall engage and maintain, at its expense, a registrar and transfer agent for the Common Stock.

         (i) Earnings Statement. As soon as practicable, the Company will make generally available to its security holders and to the Underwriter(s) or Representative(s) an earnings statement (which need not be audited) covering the twelve-month period ending on the final day of the Company's first quarter that ends at least one year after the "effective date of the Registration Statement" (as defined in Rule 158(c) under the Securities
    Act) that satisfies the provisions of Section 11(a) of the Securities Act.

         (j) Periodic Reporting Obligations. During the Prospectus Delivery Period the Company shall file, on a timely basis, with the Commission and the Nasdaq National Market all reports and documents required to be filed under the Exchange Act.

         (k)  Future Reports to the Underwriter(s) or Representative(s).
    During the period of five years hereafter the Company will furnish to the Underwriter(s) or Representative(s) at [NAME AND ADDRESS OF UNDERWRITER(S) OR REPRESENTATIVE(S)], and to O'Melveny & Myers LLP at the address set forth in Section 13 (i) as soon as practicable after the end of each fiscal year, copies of the Annual Report of the Company containing the balance sheet of the Company as of the close of such fiscal year and statements of income, shareholders' equity and cash flows for the year then ended and the opinion thereon of the Company's independent public or certified public accountants; (ii) as soon as practicable after the filing thereof, copies of each proxy statement, Annual Report on Form 10-K, Quarterly Report on Form 10-Q, Current Report on Form 8-K or other report filed by the Company with the Commission, the NASD or any securities exchange; and (iii) as soon as available, copies of any report or communication of the Company mailed generally to holders of its capital stock.

         (l) Nasdaq Quotation. The Company will use its best efforts to effect the quotation of the Common Shares on the Nasdaq National Market System.

         (m) REIT Qualification. The Company will continue to meet the requirements to qualify as a REIT and will not revoke its election to be a REIT, effective for the year ending [DATE].

         (n) Accounting and Tax Advice. The Company will continue to retain a "Big 6" Accounting Firm as its qualified accountants and such qualified tax experts as the Company may identify for a period of not less than two years beginning on the Closing Date. The Company will use its best efforts to comply with the representations made as support for the opinion by the Company's tax counsel under the REIT provisions of the Code, the form of which opinion was filed as an exhibit to the Registration Statement.

         (o) Commodity Exchange Act Matters. The Company will not invest in futures contracts, options on futures contracts or options on commodities unless the Company is exempt from the registration requirements of the Commodity Exchange Act, as amended, or otherwise complies with the Commodity Exchange Act, as amended. In addition, the Company will not engage in any activities which might be subject to the Commodity Exchange Act unless such activities are exempt from the Commodity Exchange Act or otherwise comply with that Act or with an applicable no-action letter to the Company from the Commodities Futures Trading Commission.

    You may, in your sole discretion, waive in writing the performance by the Company of any one or more of the foregoing covenants or extend the time for their performance.


         SECTION 4. PAYMENT OF EXPENSES. Whether or not the transactions contemplated herein are consummated or this Agreement becomes effective or is terminated, the Company agrees to pay all costs, fees and expenses incurred in connection with the performance of its obligations hereunder and in connection with the transactions contemplated hereby, including without limitation (i) all expenses incident to the issuance and delivery of the Common Shares (including all printing and engraving costs), (ii) all fees and expenses of the registrar and transfer agent of the Common Stock, (iii) all necessary issue, transfer and other stamp taxes in connection with the issuance and sale of the Common Shares to the Underwriter(s) or Representative(s), (iv) all fees and expenses of the Company's counsel, independent public or certified pubic accountants and other advisors, (v) all costs and expenses incurred in connection with the preparation, printing, filing, shipping and distribution of the Registration Statement (including financial statements, exhibits, schedules, consents and certificates of experts), each preliminary prospectus and the Prospectus, and all amendments and supplements thereto, and this Agreement, (vi) all filing fees, attorneys' fees and expenses incurred by the Company or the Underwriter(s) or Representative(s) in connection with qualifying or registering (or obtaining exemptions from the qualification or registration of) all or any part of the Common Shares for offer and sale under the Blue Sky laws, and, if requested by the Underwriter(s) or Representative(s), preparing and printing a "Blue Sky Survey" or memorandum, and any supplements thereto, advising the Underwriter(s) or Representative(s) of such qualifications, registrations and exemptions,
(vii) the filing fees incident to, and the reasonable fees and expenses of counsel for the Underwriter(s) or Representative(s) in connection with, the NASD's review and approval of the Underwriter(s)' or Representative(s)' participation in the offering and distribution of the Common Shares, (viii) the fees and expenses associated with including the Common Shares on the Nasdaq National Market, and (ix) all other fees, costs and expenses referred to in
Item 14 of Part II of the Registration Statement.  Except as provided in this
Section 4, Section 6, Section 8 and Section 9 hereof, the Underwriter(s) or Representative(s) shall pay their own expenses, including the fees and disbursements of its counsel.


         SECTION 5. CONDITIONS OF THE OBLIGATIONS OF THE UNDERWRITER(S) OR REPRESENTATIVE(S). The obligations of the Underwriter(s) or Representative(s) to purchase and pay for the Common Shares as provided herein on the Closing Date, shall be subject to the accuracy of the representations and warranties on the part of the Company set forth in Section 1 hereof as of the date hereof and as of the Closing Date as though then made, to the timely performance by the Company of its covenants and other obligations hereunder, and to each of the following additional conditions:

         (a) Accountants' Comfort Letter. On the date hereof, the Underwriter(s) or Representative(s) shall have received from Coopers & Lybrand L.L.P., independent public or certified public accountants for the Company, a letter dated the date hereof addressed to the Underwriter(s) or Representative(s), in form and substance satisfactory to the Underwriter(s) or Representative(s), containing statements and information of the type ordinarily included in accountant's "comfort letters" to underwriters, delivered according to Statement of Auditing Standards No. 72 (or any successor bulletin), with respect to the audited and unaudited financial statements and certain financial information contained in the Registration Statement and the Prospectus.

         (b) Compliance with Registration Requirements; No Stop Order; No Objection from NASD. For the period from and after effectiveness of this Agreement and prior to the Closing Date:

              (i) the Company shall have filed the Prospectus with the Commission (including the information required by Rule 430A under the Securities Act) in the manner and within the time period required by Rule 424(b) under the Securities Act; or the Company shall have filed a post-effective amendment to the Registration Statement containing the information required by such Rule 430A, and such post- effective amendment shall have become effective; or, if the Company elected to rely upon Rule 434 under the Securities

         Act and obtained the Underwriter(s)' or Representative(s)' consent thereto, the Company shall have filed a Term Sheet with the Commission in the manner and within the time period required by such Rule 424(b);

              (ii) no stop order suspending the effectiveness of the Registration Statement, any Rule 462(b) Registration Statement, or any post-effective amendment to the Registration Statement, shall be in effect and no proceedings for such purpose shall have been instituted or threatened by the Commission; and

              (iii) the NASD shall have raised no objection to the fairness and reasonableness of the underwriting terms and arrangements.

         (c) No Material Adverse Change or Ratings Agency Change. For the period from and after the date of this Agreement and prior to the Closing
    Date:

              (i) in the judgment of the Underwriter(s) or Representative(s) there shall not have occurred any Material Adverse Change; and

              (ii) there shall not have occurred any downgrading, nor shall any notice have been given of any intended or potential downgrading or of any review for a possible change that does not indicate the direction of the possible change, in the rating accorded any securities of the Company or any of its subsidiaries by any "nationally recognized statistical rating organization" as such term is defined for purposes of Rule 436(g)(2) under the Securities Act.

         (d) Opinion of Counsel for the Company. On the Closing Date, the Underwriter(s) or Representative(s) shall have received the favorable opinion of Tobin & Tobin, a professional corporation, counsel for the Company, addressed to the Underwriter(s) or Representative(s) and dated as of the Closing Date, the form of which is attached as Exhibit A.

         (e) Opinion of Special Maryland Counsel for the Company. On the Closing Date, the Underwriter(s) or Representative(s) shall have received the favorable opinion of Piper & Marbury L.L.P., special Maryland counsel for the Company, addressed to the Underwriter(s) or Representative(s) and dated as of the Closing Date, the form of which is attached as Exhibit B.

         (f) Opinion of Special Tax Counsel for the Company. On the Closing Date, the Underwriter(s) or Representative(s) shall have received the favorable opinion of Giancarlo & Gnazzo, A Professional Corporation, special tax counsel for the Company, addressed to the Underwriter(s) or Representative(s) and dated as of the Closing Date, the form of which is attached as Exhibit C.

         (g) Opinion of Counsel for the Underwriter(s) or Representative(s). On the Closing Date, the Underwriter(s) or Representative(s) shall have received the favorable opinion of O'Melveny & Myers LLP, counsel for the Underwriter(s) or Representative(s), addressed to the Underwriter(s) or Representative(s) and dated as of the Closing Date, with respect to certain matters.

         (h) Officers' Certificate. On the Closing Date, the Underwriter(s) or Representative(s) shall have received a written certificate executed by the Chairman of the Board, Chief Executive Officer or President of the Company and the Chief Financial Officer, Treasurer or Chief Accounting Officer of the Company, dated as of the Closing Date, certifying as to such matters as the Underwriter(s) or Representative(s) or its counsel shall have reasonably requested, including, without limitation, certification to the effect set forth in subsections (b)(ii) and (c)(ii) of this Section 5, and further to the effect that:

              (i) for the period from and after the date of this Agreement and prior to such Closing Date, there has not occurred any Material Adverse Change;

              (ii) the representations, warranties and covenants of the Company set forth in Section 1 of this Agreement are true and correct with the same force and effect as though expressly made on and as of such Closing Date; and

              (iii) the Company has complied with all the agreements and satisfied all the conditions on its part to be performed or satisfied at or prior to such Closing Date.

         (i) Bring-down Comfort Letter. On the Closing Date, the Underwriter(s) or Representative(s) shall have received from Coopers & Lybrand L.L.P., independent public or certified public accountants for the Company, a letter dated such date, in form and substance satisfactory to the Underwriter(s) or Representative(s), to the effect that they reaffirm the statements made in the letter furnished by them pursuant to subsection
    (a) of this Section 5, except that the specified date referred to therein for the carrying out of procedures shall be no more than three business days prior to the Closing Date.

         (j) Additional Documents. On or before the Closing Date, the Underwriter(s) or Representative(s) and counsel for the Underwriter(s) or Representative(s) shall have received such information, documents and opinions as they may reasonably require for the purposes of enabling them to pass upon the issuance and sale of the Common Shares as contemplated herein, or in order to evidence the accuracy of any of the representations and warranties, or the satisfaction of any of the conditions or agreements, herein contained.

         (k) Nasdaq Quotation. The Common Shares shall have been approved for quotation on the Nasdaq National Market, subject to official notice of issuance.

    If any condition specified in this Section 5 is not satisfied when and as required to be satisfied, this Agreement may be terminated by the Underwriter(s) or Representative(s) by notice to the Company at any time on or prior to the Closing Date, which termination shall be without liability on the part of any party to any other party, except that Section 4, Section 6, Section 8 and Section 9 shall at all times be effective and shall survive such termination.


         SECTION 6. REIMBURSEMENT OF UNDERWRITER(S)' OR REPRESENTATIVE(S)' EXPENSES. If this Agreement is terminated by the Underwriter(s) or Representative(s) pursuant to Section 5, Section 7 or Section 11, or if the sale to the Underwriter(s) or Representative(s) of the Common Shares on the Closing Date is not consummated because of any refusal, inability or failure on the part of the Company to perform any agreement herein or to comply with any provision hereof, the Company agrees to reimburse the Underwriter(s) or Representative(s) upon demand for all out-of-pocket expenses that shall have been reasonably incurred by the Underwriter(s) or Representative(s) in connection with the proposed purchase and the offering and sale of the Common Shares, including but not limited to fees and disbursements of counsel, printing expenses, travel expenses, postage, facsimile and telephone charges.


         SECTION 7. EFFECTIVENESS OF THIS AGREEMENT. This Agreement shall not become effective until the later of (i) the execution of this Agreement by the parties hereto and (ii) notification by the Commission to the Company and the Underwriter(s) or Representative(s) of the effectiveness of the Registration Statement under the Securities Act. Prior to such effectiveness, this Agreement may be terminated by any party by notice to each of the other parties hereto, and any such termination shall be without liability on the part of (a) the Company to the Underwriter(s) or Representative(s), except that the Company shall be obligated to reimburse the expenses of the Underwriter(s) or Representative(s) pursuant to Sections 4 and 6 hereof, (b) the Underwriter(s) or Representative(s) to the Company, or (c) of any party hereto to any other party except that the provisions of Section 8 and Section 9 shall at all times be effective and shall survive such termination.


         SECTION 8.  INDEMNIFICATION.

         (a) Indemnification of the Underwriter(s) or Representative(s). The Company agrees to indemnify and hold harmless the Underwriter(s) or Representative(s), its officers and employees, and each person, if any, who controls the Underwriter(s) or Representative(s) within the meaning of the Securities Act and the Exchange Act against any loss, claim, damage, liability or expense, as incurred, to which the Underwriter(s) or Representative(s) or such controlling person may become subject, under the Securities Act, the Exchange Act or other federal or state or Canadian statutory law or regulation, or at common law or otherwise (including in settlement of any litigation, if such settlement is effected with the written consent of the Company), insofar as such loss, claim, damage, liability or expense (or actions in respect thereof as contemplated below) arises out of or is based (i) upon any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, or any amendment thereto, including any information deemed to be a part thereof pursuant to Rule 430A or Rule 434 under the Securities Act, or the omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements therein not misleading; or (ii) upon any untrue statement or alleged untrue statement of a material fact contained in any preliminary prospectus or the Prospectus (or any amendment or supplement thereto), or the omission or alleged omission therefrom of a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; or (iii) in whole or in part upon any inaccuracy in the representations and warranties of the Company contained herein; or (iv) in whole or in part upon any failure of the Company to perform its obligations hereunder or under law; or (v) any act or failure to act or any alleged act or failure to act by the Underwriter(s) or Representative(s) in connection with, or relating in any manner to, the Common Stock or the offering contemplated hereby, and which is included as part of or referred to in any loss, claim, damage, liability or action arising out of or based upon any matter covered by clause (i) or (ii) above, provided that the Company shall not be liable under this clause (v) to the extent that a court of competent jurisdiction shall have determined by a final judgment that such loss, claim, damage, liability or action resulted directly from any such acts or failures to act undertaken or omitted to be taken by the Underwriter(s) or Representative(s) through its gross negligence or willful misconduct; and to reimburse the Underwriter(s) or Representative(s) and each such controlling person for any and all expenses (including the fees and disbursements of counsel chosen by the Underwriter(s) or Representative(s)) as such expenses are reasonably incurred by the Underwriter(s) or Representative(s) or such controlling person in connection with investigating, defending, settling, compromising or paying any such loss, claim, damage, liability, expense or action; provided, however, that the foregoing indemnity agreement shall not apply to any loss, claim, damage, liability or expense to the extent, but only to the extent, arising out of or based upon any untrue statement or alleged untrue statement or omission or alleged omission made in reliance upon and in conformity with written information furnished to the Company by the Underwriter(s) or Representative(s) expressly for use in the Registration Statement, any preliminary prospectus or the Prospectus (or any amendment or supplement thereto); and provided, further, that with respect to any preliminary prospectus, the foregoing indemnity agreement shall not inure to the benefit of any Underwriter(s) or Representative(s) from whom the person asserting any loss, claim, damage, liability or expense purchased Common Shares, or any person controlling such Underwriter(s) or Representative(s), if copies of the Prospectus were timely delivered to the Underwriter(s) or Representative(s) pursuant to Section 2 and a copy of the Prospectus (as then amended or supplemented if the Company shall have furnished any amendments or supplements thereto) was not sent or given by or on behalf of such Underwriter(s) or Representative(s) to such person, if required by law so to have been delivered, at or prior to the written confirmation of the sale of the Common Shares to such person, and if the Prospectus (as so amended or supplemented) would have cured the defect giving rise to such loss, claim, damage, liability or expense. The indemnity agreement set forth in this Section 8(a) shall be in addition to any liabilities that the Company may otherwise have.

         (b) Indemnification of the Company, its Directors and Officers. The Underwriter(s) or Representative(s) agrees, to indemnify and hold harmless the Company, each of its directors, each of its officers who signed the Registration Statement and each person, if any, who controls the Company within the meaning of the Securities Act or the Exchange Act, against any loss, claim, damage, liability or expense, as incurred, to which the Company, or any such director, officer or controlling person may become subject, under the Securities Act, the Exchange Act, or other federal or state statutory law or regulation, or at common law or otherwise (including in settlement of any litigation, if such settlement is effected with the written consent of such Underwriter(s) or Representative(s)), insofar as such loss, claim, damage, liability or expense (or actions in respect thereof as contemplated below) arises out of or is based upon any untrue or alleged untrue statement of a material fact contained in the Registration Statement, any preliminary prospectus or the Prospectus (or any amendment or supplement thereto), or arises out of or is based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in the

    Registration Statement, any preliminary prospectus, the Prospectus (or any amendment or supplement thereto), in reliance upon and in conformity with written information furnished to the Company by the Underwriter(s) or Representative(s) expressly for use therein; and to reimburse the Company, or any such director, officer or controlling person for any legal and other expense reasonably incurred by the Company, or any such director, officer or controlling person in connection with investigating, defending, settling, compromising or paying any such loss, claim, damage, liability, expense or action. The Company hereby acknowledges that the only information that the Underwriter(s) or Representative(s) furnished to the Company expressly for use in the Registration Statement, any preliminary prospectus or the Prospectus (or any amendment or supplement thereto) is that contained in the statements set forth (A) as the first paragraph on the inside front cover page of the Prospectus concerning stabilization by the Underwriter(s) or Representative(s) and (B) as the final three paragraphs under the caption "Underwriting" in the Prospectus; and the Underwriter(s) or Representative(s) confirms that such statements are correct. The indemnity agreement set forth in this Section 8(b) shall be in addition to any liabilities that the Underwriter(s) or Representative(s) may otherwise have.

         (c) Notifications and Other Indemnification Procedures. Promptly after receipt by an indemnified party under this Section 8 of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against an indemnifying party under this
    Section 8, notify the indemnifying party in writing of the commencement thereof, but the omission so to notify the indemnifying party will not relieve it from any liability which it may have to any indemnified party for contribution or otherwise than under the indemnity agreement contained in this Section 8 or to the extent it is not prejudiced as a proximate result of such failure. In case any such action is brought against any indemnified party and such indemnified party seeks or intends to seek indemnity from an indemnifying party, the indemnifying party will be entitled to participate in, and, to the extent that it shall elect, jointly with all other indemnifying parties similarly notified, by written notice delivered to the indemnified party promptly after receiving the aforesaid notice from such indemnified party, to assume the defense thereof with counsel reasonably satisfactory to such indemnified party; provided, however, if the defendants in any such action include both the indemnified party and the indemnifying party and the indemnified party shall have reasonably concluded that a conflict may arise between the positions of the indemnifying party and the indemnified party in conducting the defense of any such action or that there may be legal defenses available to it and/or other indemnified parties which are different from or additional to those available to the indemnifying party, the indemnified party or parties shall have the right to select separate counsel to assume such legal defenses and to otherwise participate in the defense of such action on behalf of such indemnified party or parties. Upon receipt of notice from the indemnifying party to such indemnified party of such indemnifying party's election so to assume the defense of such action and approval by the indemnified party of counsel, the indemnifying party will not be liable to such indemnified party under this Section 8 for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof unless (i) the indemnified party shall have employed separate counsel in accordance with the proviso to the next preceding sentence (it being understood, however, that the indemnifying party shall not be liable for the expenses of more than one separate counsel (together with local counsel), approved by the indemnifying party, representing the indemnified parties who are parties to such action) or (ii) the indemnifying party shall not have employed counsel satisfactory to the indemnified party to represent the indemnified party within a reasonable time after notice of commencement of the action, in each of which cases the fees and expenses of counsel shall be at the expense of the indemnifying party.

         (d) Settlements. The indemnifying party under this Section 8 shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent or if there be a final judgment for the plaintiff, the indemnifying party agrees to indemnify the indemnified party against any loss, claim, damage, liability or expense by reason of such settlement or judgment. Notwithstanding the foregoing sentence, if at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel as contemplated by Section 8(c) hereof, the indemnifying party agrees that it shall be liable for any settlement of any proceeding effected without its written consent if (i) such settlement is entered into more than 30 days after receipt by such indemnifying party of the aforesaid request and (ii) such indemnifying party shall not have reimbursed the indemnified party in accordance with such request prior to the date of such settlement. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement, compromise or consent to the entry of judgment in any pending or threatened action, suit or proceeding in respect of which any indemnified party is or could have been a party and indemnity was or could have been sought hereunder by such indemnified party, unless such settlement, compromise or consent includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such action, suit or proceeding.


         SECTION 9.  CONTRIBUTION.

         If the indemnification provided for in Section 8 is for any reason held to be unavailable to or otherwise insufficient to hold harmless an indemnified party in respect of any losses, claims, damages, liabilities or expenses referred to therein, then each indemnifying party shall contribute to the aggregate amount paid or payable by such indemnified party, as incurred, as a result of any losses, claims, damages, liabilities or expenses referred to therein (i) in such proportion as is appropriate to reflect the relative benefits received by the Company, on the one hand, and the Underwriter(s) or Representative(s), on the other hand, from the offering of the Common Shares pursuant to this Agreement or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company, on the one hand, and the Underwriter(s) or Representative(s), on the other hand, in connection with the statements or omissions or inaccuracies in the representations and warranties herein which resulted in such losses, claims, damages, liabilities or expenses, as well as any other relevant equitable considerations. The relative benefits received by the Company, on the one hand, and the Underwriter(s) or Representative(s), on the other hand, in connection with the offering of the Common Shares pursuant to this Agreement shall be deemed to be in the same respective proportions as the total net proceeds from the offering of the Common Shares pursuant to this Agreement (before deducting expenses) received by the Company, and the total underwriting discount received by the Underwriter(s) or Representative(s), in each case as set forth on the front cover page of the Prospectus (or, if Rule 434 under the Securities Act is used, the corresponding location on the Term Sheet) bear to the aggregate initial public offering price of the Common

Shares as set forth on such cover. The relative fault of the Company, on the one hand, and the Underwriter(s) or Representative(s), on the other hand, shall be determined by reference to, among other things, whether any such untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact or any such inaccurate or alleged inaccurate representation or warranty relates to information supplied by the Company, on the one hand, or the Underwriter(s) or Representative(s), on the other hand, and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

         The amount paid or payable by a party as a result of the losses, claims, damages, liabilities and expenses referred to above shall be deemed to include, subject to the limitations set forth in Section 8(c), any legal or other fees or expenses reasonably incurred by such party in connection with investigating or defending any action or claim. The provisions set forth in
Section 8(c) with respect to notice of commencement of any action shall apply if a claim for contribution is to be made under this Section 9; provided, however, that no additional notice shall be required with respect to any action for which notice has been given under Section 8(c) for purposes of indemnification.

         The Company and the Underwriter(s) or Representative(s) agree that it would not be just and equitable if contribution pursuant to this Section 9 were determined by pro rata allocation (even if the Underwriter(s) or Representative(s) were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to in this Section 9.

         Notwithstanding the provisions of this Section 9, no Underwriter(s) or Representative(s) shall be required to contribute any amount in excess of the underwriting commissions received by such Underwriter(s) or Representative(s) in connection with the Common Shares underwritten by it and distributed to the public. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. For purposes of this Section 9, each officer and employee of an Underwriter(s) or Representative(s) and each person, if any, who controls an Underwriter(s) or Representative(s) within the meaning of the Securities Act and the Exchange Act shall have the same rights to contribution as such Underwriter(s) or Representative(s), and each director of the Company, each officer of the Company who signed the Registration Statement, and each person, if any, who controls the Company with the meaning of the Securities Act and the Exchange Act shall have the same rights to contribution as the Company.


         [SECTION 10.   DEFAULT OF ONE OR MORE OF THE SEVERAL UNDERWRITERS OR
REPRESENTATIVES. If, on the First Closing Date or the Second Closing Date, as the case may be, any one or more of the several Underwriters or Representatives shall fail or refuse to purchase Common Shares that it or they have agreed to purchase hereunder on such date, and the aggregate number of Common Shares which such defaulting Underwriter(s) or Representative(s) agreed but failed or refused to purchase does not exceed 10% of the aggregate number of the Common Shares to be purchased on such date, the other Underwriters or Representatives shall be obligated, severally, in the proportions that the number of Firm Common Shares set forth opposite their respective names on Schedule A bears to the aggregate number of Firm Common Shares set forth opposite the names of all such non-defaulting Underwriters or Representatives, or in such other proportions as may be specified by the Representative with the consent of the non-defaulting Underwriters or Representatives, to purchase the Common Shares which such defaulting Underwriter(s) or Representative(s) agreed but failed or refused to purchase on such date. If, on the First Closing Date or the Second Closing Date, as the case may be, any one or more of the Underwriters or Representatives shall fail or refuse to purchase Common Shares and the aggregate number of Common Shares with respect to which such default occurs exceeds 10% of the aggregate number of Common Shares to be purchased on such date, and arrangements satisfactory to the Representative and the Company for the purchase of such Common Shares are not made within 48 hours after such default, this Agreement shall terminate without liability of any party to any other party except that the provisions of
Section 4, Section 6, Section 8 and Section 9 shall at all times be effective and shall survive such termination. In any such case either the Representative or the Company shall have the right to postpone the First Closing Date or the Second Closing Date, as the case may be, but in no event for longer than seven days in order that the required changes, if any, to the Registration Statement and the Prospectus or any other documents or arrangements may be effected.

         As used in this Agreement, the term "Underwriter(s) or Representative(s)" shall be deemed to include any person substituted for a defaulting Underwriter(s) or Representative(s) under this Section 10. Any action taken under this Section 10 shall not relieve any defaulting Underwriter(s) or Representative(s) from liability in respect of any default of such Underwriter(s) or Representative(s) under this Agreement.]


         SECTION 11. TERMINATION OF THIS AGREEMENT. Prior to the Closing Date this Agreement maybe terminated by the Underwriter(s) or Representative(s) by notice given to the Company if at any time (i) trading or quotation in any of the Company's securities shall have been suspended or limited by the Commission or by the Nasdaq National Market, or trading in securities generally on either the Nasdaq National Market or the New York Stock Exchange shall have been suspended or limited, or minimum or maximum prices shall have been generally established on any of such stock exchanges by the Commission or the NASD; (ii) a general banking moratorium shall have been declared by any of federal, New York or California authorities; (iii) there shall have occurred any outbreak or escalation of national or international hostilities or any crisis or calamity, or any change in the United States or international financial markets, or any substantial change or development involving a prospective substantial change in United States' or international political, financial or economic conditions, as in the judgment of the Underwriter(s) or Representative(s) is material and adverse and makes it impracticable to market the Common Shares in the manner and on the terms described in the Prospectus or to enforce contracts for the sale of securities; (iv) in the judgment of the Underwriter(s) or Representative(s) there shall have occurred any Material Adverse Change; or (v) the Company shall have sustained a loss by strike, fire, flood, earthquake, accident or other calamity of such character as in the judgment of the Underwriter(s) or Representative(s) may interfere materially with the conduct of the business and operations of the Company regardless of whether or not such loss shall have been insured. Any termination pursuant to this Section 11 shall be without liability on the part of (a) the Company to the Underwriter(s) or Representative(s), except that the Company shall be obligated to reimburse the expenses of the Underwriter(s) or Representative(s) pursuant to Sections 4 and 6 hereof, (b) the Underwriter(s) or Representative(s) to the Company, or (c) of any party hereto to any other party except that the provisions of Section 8 and
Section 9 shall at all times be effective and shall survive such termination.


         SECTION 12. REPRESENTATIONS AND INDEMNITIES TO SURVIVE DELIVERY. The respective indemnities, agreements, representations, warranties and other statements of the Company, of its officers and of the Underwriter(s) or Representative(s) set forth in or made pursuant to this Agreement will remain in full force and effect, regardless of any investigation made by or on behalf of the Underwriter(s) or Representative(s) or the Company or any of its or their partners, officers or directors or any controlling person, as the case may be, and will survive delivery of and payment for the Common Shares sold hereunder and any termination of this Agreement.


         SECTION 13.  NOTICES.    All communications hereunder shall be in
writing and shall be mailed, hand delivered or telecopied and confirmed to the parties hereto as follows:

If to the Underwriter(s) or Representative(s):

    [NAME AND ADDRESS OF UNDERWRITER(S)
    OR REPRESENTATIVE(S)]

  with a copy to both:

    [NAME AND ADDRESS OF UNDERWRITER(S)
    OR REPRESENTATIVE(S)]

    and

    Peter T. Healy, Esq.
    O'Melveny & Myers LLP
    Embarcadero Center West
    275 Battery Street, Suite 2600
    San Francisco, California  94111-3305
    Facsimile:  (415) 984-8701

If to the Company:

    Redwood Trust, Inc.
    591 Redwood Highway, Suite 3100
    Mill Valley, California  94941
    Facsimile:  (415) 381-1773
    Attention:  Douglas B. Hansen
  with a copy to:

    Phillip R. Pollock, Esq.
    Tobin & Tobin
    One Montgomery Street, 15th Floor
    San Francisco, California  94104
    Facsimile:  (415) 433-3883

Any party hereto may change the address for receipt of communications by giving written notice to the others.


         SECTION 14.  SUCCESSORS.    This Agreement will inure to the benefit
of and be binding upon the parties hereto and to the benefit of the employees, officers and directors and controlling persons referred to in Section 8 and
Section 9, and in each case their respective successors, and personal representatives, and no other person will have any right or obligation hereunder. The term "successors" shall not include any purchaser of the Common Shares as such from any of the Underwriter(s) or Representative(s)s merely by reason of such purchase.


         SECTION 15. PARTIAL UNENFORCEABILITY. The invalidity or unenforceability of any Section, paragraph or provision of this Agreement shall not affect the validity or enforceability of any other Section, paragraph or provision hereof. If any Section, paragraph or provision of this Agreement is for any reason determined to be invalid or unenforceable, there shall be deemed to be made such minor changes (and only such minor changes) as are necessary to make it valid and enforceable.


         SECTION 16. GOVERNING LAW PROVISIONS. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS OF THE STATE OF NEW YORK APPLICABLE TO AGREEMENTS MADE AND TO BE PERFORMED IN SUCH STATE.


         SECTION 17. GENERAL PROVISIONS. This Agreement constitutes the entire agreement of the parties to this Agreement and supersedes all prior written or oral and all contemporaneous oral agreements, understandings and negotiations with respect to the subject matter hereof. This Agreement may be executed in two or more counterparts, each one of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument. This Agreement may not be amended or modified unless in writing by all of the parties hereto, and no condition herein (express or implied) may be waived unless waived in writing by each party whom the condition is meant to benefit. The Table of Contents and the Section headings herein are for the convenience of the parties only and shall not affect the construction or interpretation of this Agreement.

         Each of the parties hereto acknowledges that it is a sophisticated business person who was adequately represented by counsel during negotiations regarding the provisions hereof, including, without limitation, the indemnification provisions of Section 8 and the contribution provisions of Section 9, and is fully informed regarding said provisions. Each of the parties hereto further acknowledges that the provisions of Sections 8 and 9 hereto fairly allocate the risks in light of the ability of the parties to investigate the Company, its affairs and its business in order to assure that adequate disclosure has been made in the Registration Statement, any preliminary prospectus and the Prospectus (and any amendments and supplements thereto), as required by the Securities Act and the Exchange Act.

    If the foregoing is in accordance with your understanding of our agreement, kindly sign and return to the Company the enclosed copies hereof, whereupon this instrument, along with all counterparts hereof, shall become a binding agreement in accordance with its terms.

                                           Very truly yours,

                                           REDWOOD TRUST, INC.



                                           By: __________________________
                                                   George E. Bull, III
                                                   Chairman of the Board and
                                                   Chief Executive Officer



    The foregoing Underwriting Agreement is hereby confirmed and accepted by the Underwriter(s) or Representative(s) in San Francisco, California as of the date first above written.


                                           [NAME OF UNDERWRITER(S) OR
                                           REPRESENTATIVE(S)



                                         By: ________________________________
                                                    Managing Director

                                   EXHIBIT A


         Form of Opinion of Tobin & Tobin, counsel for the Company, to be delivered pursuant to Section 5(d) of the Underwriting Agreement. References to the Prospectus in this Exhibit A include any supplements thereto at the Closing Date.

                                                                       EXHIBIT A

                         [LETTERHEAD OF TOBIN & TOBIN]

                                 [CLOSING DATE]


[NAME AND ADDRESS OF
UNDERWRITER(S) OR
REPRESENTATIVE(S)]


         Re: Redwood Trust, Inc. Underwritten Public Offering of [AMOUNT OF STOCK] Shares of Common Stock

Ladies and Gentlemen:

         We have acted as counsel to Redwood Trust, Inc., a Maryland corporation (the "Company"), in connection with the sale by the Company of [AMOUNT OF STOCK] shares (the "Common Shares") of its common stock, par value $0.01 per share (the "Common Stock"), pursuant to the Underwriting Agreement, dated [DATE], (the "Underwriting Agreement"), by and among [NAME OF REPRESENTATIVE(S), IF APPLICABLE], [THE REPRESENTATIVE OF THE SEVERAL UNDERWRITERS PURSUANT TO THE UNDERWRITING AGREEMENT (THE "REPRESENTATIVE(S)" AND THE "UNDERWRITER(S)" RESPECTIVELY)] -- OR -- [NAME OF UNDERWRITER(S) (THE "UNDERWRITER(S)")], and the Company.

         This opinion is being furnished to you at the request of the Company pursuant to Section 5(d) of the Underwriting Agreement. Capitalized terms used and not otherwise defined herein shall have the respective meanings set forth in the Underwriting Agreement.

         We have examined (i) the Company's Universal Shelf Registration Statement on Form S-3 (Registration No. [REG.#]), including a prospectus (such prospectus as amended and dated [DATE], the "Base Prospectus"), relating to, among other securities, the Common Shares, filed with the Securities and Exchange Commission (the "Commission") on [DATE] under the Securities Act of 1933, as amended (the "Securities Act"), and

[NAME OF UNDERWRITER(S) OR REPRESENTATIVE(S)]
[CLOSING DATE]
Page 2



the General Rules and Regulations promulgated thereunder (the "Rules"), as amended and declared effective by the Commission on [DATE] (together with all exhibits thereto, the "Registration Statement"), (ii) the Prospectus Supplement, dated [DATE], filed together with the Base Prospectus with the Commission on [DATE], pursuant to Rule 424(b) of the Rules (together as filed, the "Prospectus"); (iii) an executed copy of the Underwriting Agreement; (iv) the Articles of Amendment and Restatement and Articles Supplementary of the Company as filed with the State Department of Assessments and Taxation of Maryland and in effect on the date hereof (together, the "Charter") and the Bylaws of the Company in effect on the date hereof (the "Bylaws"); (v) resolutions adopted by the Board of Directors of the Company at a meeting held on [DATE], authorizing the transactions and appointing a Pricing Committee to complete the details of each applicable transaction, and the resolutions adopted by the Pricing Committee on [DATE], finalizing the transactions contemplated by the Underwriting Agreement; (vi) specimen certificates representing the Common Stock; and (vii) the Certificate of Incorporation of Sequoia Mortgage Funding Corporation ("Sequoia") as filed with the Secretary of State of the State of Delaware and the Bylaws of Sequoia in effect on the date hereof. We have also examined originals or copies, certified or otherwise identified to our satisfaction, of such records of the Company and such agreements, certificates of public officials, certificates of officers or other representatives of the Company and others, and such other documents, certificates and records as we have deemed necessary or appropriate as a basis for the opinions set forth herein. As to any facts material to the opinions expressed herein which were not independently established or verified, we have relied upon oral or written statements and representations of officers and other representatives of the Company and others.

         In our examination we have assumed the legal capacity of all natural persons, the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified or photostatic copies and the authenticity of the originals of such latter documents. In making our examination of documents executed by parties other than the Company, we have assumed that such parties had the power, corporate or other, to enter into and perform all obligations thereunder, and we have also assumed the due authorization by all requisite action, corporate or other, and the valid execution and delivery by such

[NAME OF UNDERWRITER(S) OR REPRESENTATIVE(S)]
[CLOSING DATE]
Page 3



parties of such documents and the validity, binding effect and enforceability thereof with respect to such parties.

         Members of our firm are admitted to the Bar in the States of California and New York and we do not express any opinion as to the laws of any other jurisdiction other than the laws of the United States of America to the extent referred to specifically herein and except for those matters of Maryland law for which we have relied solely on the legal opinion of Piper & Marbury L.L.P., Baltimore, Maryland, dated the date hereof, being delivered to you pursuant to Section 5(e) of the Underwriting Agreement and attached thereto as Exhibit B.

         Based upon and subject to the limitations, qualifications, exceptions and assumptions set forth herein, we are of the opinion that:

         1. The Company has been duly formed and is validly existing as a corporation, is in good standing under the laws of Maryland, and is duly qualified to do business as a foreign corporation and is in good standing in all other jurisdictions where the ownership or leasing of properties or the conduct of its business requires such qualification, except for jurisdictions in which the failure to so qualify would not cause a Material Adverse Change, and has the requisite corporate power and authority to own its properties and conduct its business as described in the Registration Statement; and, except as disclosed in the Prospectus, the Company does not own or control, directly or indirectly, any corporation, association, partnership or other entity;

         2. Sequoia has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Delaware, and is duly qualified to do business as a foreign corporation and is in good standing in all other jurisdictions where the ownership or leasing of properties or the conduct of its business requires such qualification, except for jurisdictions where the failure to so qualify would not cause a Material Adverse Change;

         3. All of the issued and outstanding capital stock of Sequoia has been duly authorized and validly issued, is fully paid and non-assessable and is owned by the Company free and clear of any security interest, mortgage, pledge, lien, encumbrance or, to our knowledge, any pending or threatened claim.

         4. Prior to the Closing Date, the Company has authorized and outstanding capital stock as set forth under the heading "Capitalization" in the Prospectus; all necessary and proper corporate proceedings have been taken in order to duly and validly authorize the Common Shares; all outstanding shares of

[NAME OF UNDERWRITER(S) OR REPRESENTATIVE(S)]
[CLOSING DATE]
Page 4



Common Stock have been duly and validly issued and are fully paid and nonassessable, have been issued in compliance with federal and state securities laws, were not issued in violation of or subject to any preemptive rights or other rights to subscribe for or purchase any securities and conformed in all material respects to the description thereof contained in the Registration Statement and Prospectus;

         5. The certificates representing the Common Shares are in due and proper form under Maryland law, and when duly countersigned by the Company's transfer agent and registrar, and delivered to you or upon your order against payment of the agreed consideration therefor in accordance with the provisions of the Underwriting Agreement, the Common Shares represented thereby will be duly authorized and validly issued, fully paid and nonassessable, will not have been issued in violation of or subject to any preemptive rights or other rights to subscribe for or purchase securities and will conform in all material respects to the description thereof contained in the Registration Statement and Prospectus;

         6. Except for the Warrants and options granted under the Stock Option Plan or the Class B 9.74% Cumulative Convertible Preferred Stock, to our knowledge, there are no outstanding options, warrants or other rights calling for the issuance of, and, except for the Dividend Reinvestment and Stock Purchase Plan, no commitments, plans or arrangements to issue, any shares of capital stock of the Company or any security convertible into or exchangeable for capital stock of the Company;

         7.      (a)      The Registration Statement has become effective upon
filing under the Act, and, to our knowledge, no stop order suspending the effectiveness of the Registration Statement or preventing the use of either the Registration Statement or the Prospectus has been issued and no proceedings for such purposes have been instituted or are pending or contemplated by the Commission, and the filing of the Prospectus pursuant to Rule 424(b) of the Rules and Regulations has been made in the manner and within the time period required by such Rule 424(b);

                 (b) The Registration Statement, the Prospectus and any amendment or supplement thereto (except for the financial statements and schedules included in such documents as to which

[NAME OF UNDERWRITER(S) OR REPRESENTATIVE(S)]
[CLOSING DATE]
Page 5



we express no opinion) comply as to form in all material respects with the requirements of the Securities Act and the Rules;

                 (c) To our knowledge, there are no franchises, leases, contracts, agreements or documents of a character required to be disclosed in the Registration Statement or Prospectus or to be filed as exhibits to the Registration Statement which are not disclosed or filed, as required; and

                 (d) To our knowledge, there are no legal or governmental actions, suits or proceedings pending or threatened against the Company which are required to be described in the Registration Statement or the Prospectus which are not described as required;

         8. The Company has the corporate power and authority to enter into the Underwriting Agreement, to sell and deliver the Common Shares to be sold by it to the several Underwriters and to consummate the other transactions contemplated therein; the Underwriting Agreement has been duly and validly authorized by all necessary action by the Company, has been duly and validly executed and delivered by the Company and is a valid and binding agreement of the Company enforceable in accordance with its terms, except as enforceability may be limited by general equitable principles, bankruptcy, insolvency, reorganization, moratorium or other laws affecting creditors' rights generally and except as to those provisions relating to indemnity or contribution for liabilities arising under the Act as to which we express no opinion; and no approval, authorization, order, consent, registration, filing, qualification, license or permit of or with any court, regulatory, administrative or other governmental body is required for the execution and delivery of the Underwriting Agreement by the Company or the consummation of the transactions contemplated by the Underwriting Agreement, except such as have been obtained and are in full force and effect under the Act and such as may be required under applicable Blue Sky or Canadian securities laws in connection with the purchase and distribution of the Common Shares by the Underwriters;

         9. The execution and performance of the Underwriting Agreement and the consummation of the transactions therein contemplated will not conflict with, result in the breach of, or constitute, either by itself or upon notice or the passage of time or both, a default under, any agreement, mortgage, deed of

[NAME OF UNDERWRITER(S) OR REPRESENTATIVE(S)]
[CLOSING DATE]
Page 6



trust, lease, franchise, license, indenture, permit or other instrument known to us to which the Company is a party or by which the Company or its property may be bound or affected which is material to the Company, violate any of the provisions of the Charter or Bylaws, or other organizational documents of the Company or, to our knowledge, violate any statute, judgment, decree, order, rule or regulation of any court or governmental body having jurisdiction over the Company or its property;

         10. To our knowledge, the Company is not in violation of its Charter or Bylaws, or other organizational documents and is not in breach of or default with respect to any provision of any agreement, mortgage, deed of trust, lease, franchise, license, indenture, permit or other instrument known to us to which the Company is a party or by which it or its properties may be bound or affected, except where such default would not cause a Material Adverse Change; and, to our knowledge, the Company is not in violation of any laws, rules, regulations, judgments, decrees, orders and statutes of any court or jurisdiction to which it is subject, except where such violation would not cause a Material Adverse Change;

         11. To our knowledge, no holders of securities of the Company have rights which have not been waived to register such securities because of the filing of the Registration Statement and Prospectus by the Company or the offering or other transactions contemplated by the Underwriting Agreement;

         12. The Company is not and will not be an "investment company" within the meaning of the 1940 Act;

         13. The Common Shares have been duly designated for quotation by the Nasdaq National Market upon official notice of issuance; and

         14. The description set forth under the heading "ERISA Investors" in the Registration Statement is true and correct in all material respects.

         15. The statements (i) in the Prospectus under the captions [NAME CAPTIONS] and (ii) in Item 14 and Item 15 of the Registration Statement, insofar as such statements constitute matters of law, summaries of legal matters, the Company's charter or by-law provisions, documents or legal proceedings, or legal conclusions, have been reviewed by us and fairly present and summarize, in all material respects, the matters referred to therein.

         In addition, we have participated in the preparation of the Registration Statement and the Prospectus and conferences with officers and representatives of the Company, representatives of the independent accountants of the Company and you and your counsel at which the contents of the Registration Statement and the Prospectus were reviewed and discussed and, although we are

[NAME OF UNDERWRITER(S) OR REPRESENTATIVE(S)]
[CLOSING DATE]
Page 7



not passing upon, and do not assume any responsibility for, the accuracy, completeness or fairness of the statements contained in the Registration Statement or the Prospectus and have made no independent check or verification thereof except as specified in paragraph 12 above, on the basis of the foregoing, no facts have come to our attention that have led us to believe that the Registration Statement, at the time it became effective and at the date hereof, contained an untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary to make the statements therein not misleading or that the Prospectus, as of its date and the date hereof, contained an untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading, except that we express no opinion or belief with respect to the financial statements, schedules and other financial information included therein or excluded therefrom or included or excluded from the exhibits to the Registration Statement.

         This opinion is furnished to you pursuant to Section 5(d) of the Underwriting Agreement and may be used solely for your benefit in connection with the closing under the Underwriting Agreement occurring today and is not to be used, circulated, quoted or otherwise referred to for any other purpose without our express written permission, provided, however, that this opinion may be relied upon by your counsel in connection with any opinions rendered pursuant to the Underwriting Agreement.

                                  Very truly yours,




PRP/pt

                                   EXHIBIT B

        Form of opinion of Piper & Marbury L.L.P., special Maryland counsel for the Company, to be delivered pursuant to Section 5(e) of the Underwriting Agreement. References to the Prospectus in this Exhibit B include any supplements thereto at the Closing Date.

                                                                       EXHIBIT B


                                PIPER & MARBURY
                                     L.L.P.

                              CHARLES CENTER SOUTH                   WASHINGTON
                            36 SOUTH CHARLES STREE                    NEW YORK
                         BALTIMORE, MARYLAND 21201                  PHILADELPHIA
                                  410 539 2530                         EASTON
                               FAX: 410 539 0489


                                 [Closing Date]


[Name of underwriter(s) or representative(s)]

[Address of underwriter(s) or representative(s)]


                              Redwood Trust, Inc.


Ladies and Gentlemen:



         We have acted as special Maryland counsel to Redwood Trust, Inc., a Maryland corporation (the "Company"), in connection with the purchase by [Name of underwriter(s) or "Representative(s)," as applicable] (the "Underwriter(s)" or "Representatives," as applicable), from the Company, pursuant to the Underwriting Agreement dated [date] (the "Underwriting Agreement"), of an aggregate of [amount] shares (the "Shares") of its authorized but unissued Common Stock, par value $0.01 per share (the "Common Stock"). All capitalized terms not otherwise defined herein shall have the meanings ascribed to them in the Underwriting Agreement. This opinion is given at the request of the Company pursuant to Section 5(e) of the Underwriting Agreement.

         In our capacity as special Maryland counsel, we have reviewed the following documents:

         (a) The Charter of the Company, as amended to date, certified by the Maryland State Department of Assessments and Taxation ("SDAT").

         (b) A copy of the Amended and Restated By-Laws of the Company as in effect on the date hereof, certified by an officer of the Company (the "By-Laws").

                                                                 Piper & Marbury
                                                                      L.L.P.

[Name of underwriter(s) or representative(s)]
[Closing Date]
Page 2



         (c) A long-form [or short-form, as applicable] good standing certificate for the Company, dated [date], issued by the SDAT.

         (d) Resolutions of the Board of Directors of the Company and of the Pricing Committee of the Board of Directors, as certified by an officer of the Company, relating to, among other things, the organization of the Company, the authorization and issuance of the outstanding shares of its capital stock, the authorization and issuance of the Shares, the preparation and filing of the Registration Statement on Form S-3, as amended (File No. [reg. #]) (the "Registration Statement"), the execution and delivery of the Underwriting Agreement, and certain other related matters.

         (e) A specimen stock certificate evidencing shares of the Company's Common Stock.

         (f) A certificate of an officer of the Company dated the date hereof as to certain factual matters (the "Officer's Certificate").

         (g) The Registration Statement and the related final Prospectus dated [date] (the "Prospectus") and the Prospectus Supplement dated [date] (the "Prospectus Supplement").

         (h)     The Underwriting Agreement.

         (i) Such other documents as we have considered necessary to the rendering of the opinions expressed below.

         In such examination we have assumed without independent investigation the genuineness of all signatures, the legal capacity of all individuals who have executed any of the aforesaid documents, the conformity of final documents in all material respects to the versions thereof submitted to us in draft form, the authenticity of all documents submitted to us as originals, the conformity with originals of all documents submitted to us as copies, and that all public records reviewed are accurate and complete. As to factual matters (including, without limitation, the issuance of capital stock, the receipt of consideration therefor, the execution of documents on behalf of the Company and the absence of any violation by the Company of any applicable Maryland law), we have

                                                                 Piper & Marbury
                                                                      L.L.P.

[Name of underwriter(s) or representative(s)]
[Closing Date]
Page 3



relied solely on the Officer's Certificate and have not independently verified the matters stated therein.

         In making our examination of the documents executed by parties other than the Company, we have assumed that such parties had the power, corporate or other, to enter into and perform all obligations thereunder, and we have also assumed the due authorization by all requisite action, corporate or other, and the valid execution and delivery by such parties of such documents.

         Based upon the foregoing, having regard for such legal considerations as we deem relevant, and limited in all respects to applicable Maryland law, we are of the opinion and advise you as follows:

         1. The Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Maryland and has the requisite corporate power and authority to own its properties and conduct its business as described in the Prospectus Supplement under the caption "Business and Strategy."

         2. Prior to the date hereof, the Company had authorized and outstanding capital stock as set forth under the heading "Capitalization" in the Prospectus Supplement with the exception of shares of Common Stock issued pursuant to (a) warrants outstanding as of [date] (b) the Dividend Reinvestment and Stock Purchase Plan, (c) Class B 9.74% Cumulative Convertible Preferred Stock, par value $.01 per share, outstanding as of [date], and (d) the public offering of [amount] shares of Common Stock in [date]; all necessary and proper corporate actions have been taken in order to duly and validly authorize the Shares; all outstanding shares of capital stock have been duly and validly issued and are fully paid and non-assessable, were not issued in violation of or subject to any preemptive rights or, to our knowledge, other rights to subscribe for or purchase securities; and the outstanding shares of capital stock conformed in all material respects to the description contained under the caption "Description of Securities" in the Prospectus.

                                                                 Piper & Marbury
                                                                      L.L.P.

[Name of underwriter(s) or representative(s)]
[Closing Date]
Page 4



         3. The certificates representing the Shares to be delivered pursuant to the Underwriting Agreement are in due and proper form under Maryland law, and when duly countersigned by the Company's transfer agent and registrar, and delivered to you or upon your order against payment of the agreed consideration therefor in accordance with the provisions of the Underwriting Agreement, the Shares represented thereby will be duly authorized and validly issued, fully paid and non-assessable, will not have been issued in violation of or subject to any preemptive rights or, to our knowledge, other rights to subscribe for or purchase securities and will conform in all material respects to the description contained under the caption "Description of Securities -- Common Stock" in the Prospectus.

         4. The Company has the corporate power and authority to enter into the Underwriting Agreement, to sell and deliver the Shares to be sold by it to the Underwriter and to consummate the other transactions contemplated therein; the Underwriting Agreement has been duly and validly authorized by all necessary corporate action by the Company and, assuming that it has been executed and delivered by the proper officers of the Company, has been duly and validly executed by and on behalf of the Company; and no approval, authorization, order, consent, registration, filing, qualification, license, or permit of or with any court, regulatory, administrative, or other governmental body of the State of Maryland is required in connection with (a) the execution and delivery of the Underwriting Agreement by the Company or (b) the consummation of the transactions contemplated by the Underwriting Agreement.

         5. The execution and performance of the Underwriting Agreement and the consummation of the transactions contemplated therein will not violate any of the provisions of the Charter or the By-Laws of the Company or, to our knowledge, violate any Maryland statute or any decree or order of a court or governmental body of the State of Maryland specifically applicable to the Company.

                                                                 Piper & Marbury
                                                                      L.L.P.

[Name of underwriter(s) or representative(s)]
[Closing Date]
Page 5



         6. To our knowledge, the Company is not in violation of its Charter or By- Laws.

         7. To our knowledge and based upon the Officer's Certificate, the Company is not in violation of any Maryland statute or any decree or order of a court or governmental body of the State of Maryland specifically applicable to the Company.

         8. The statements in the Prospectus under the caption "Description of Securities," and in the Registration Statement under Item 15 insofar as such statements constitute summaries of Maryland corporate law, have been reviewed by us and are accurate and fair in all material respects.

         In addition to the qualifications set forth above, the foregoing opinions are further qualified as follows:

         (a) We have made no investigation as to, and we express no opinion as to, the laws of any jurisdiction other than the State of Maryland. The opinion expressed herein concerns only the effect of the laws (excluding the principles of conflict of laws) of the State of Maryland as currently in effect.

         (b) We assume no obligation to supplement this opinion if any applicable laws change after the date hereof or if we become aware of any facts that might change the opinions expressed herein after the date hereof.

         (c) We express no opinion as to compliance with the securities or "blue sky" laws or real estate syndication laws of the State of Maryland.

         (d) We express no opinion as to whether or not the indemnification or contribution provisions of Section 8 of the Underwriting Agreement could under certain circumstances be deemed to violate the public policy of the State of Maryland.

                                                                 Piper & Marbury
                                                                      L.L.P.

[Name of underwriter(s) or representative(s)]
[Closing Date]
Page 6



         (e) In basing the opinions and other matters set forth herein on "our knowledge," the words "our knowledge" signify that, in the course of our representation of the Company in matters with respect to which we have been engaged by the Company as special Maryland counsel, no information has come to our attention that would give us actual knowledge or actual notice that any such opinions or other matters are not accurate or that any of the foregoing documents, certificates, reports, and information on which we have relied are not accurate and complete. Except as otherwise stated herein, we have undertaken no independent investigation or verification of such matters. The words "to our knowledge" used herein are intended to be limited to the knowledge of the lawyers within our firm who have represented the Company in connection with the Registration Statement and the Underwriting Agreement.

         The opinion expressed in this letter is solely for (i) the use of the Underwriter in connection with the transactions contemplated by the Underwriting Agreement and (ii) the use of Tobin & Tobin, a professional corporation, Giancarlo & Gnazzo, A Professional Corporation, and O'Melveny & Myers LLP in giving their opinions under Sections 5(d), 5(f), and 5(g), respectively, of the Underwriting Agreement. This opinion may not be relied upon by any other person or in any other connection without our prior written approval. The opinion expressed in this letter is limited to the matters set forth in this letter and no other opinion should be inferred beyond the matters expressly stated.

                                        Very truly yours,

                                   EXHIBIT C

         Form of Opinion of Giancarlo & Gnazzo, A Professional Corporation, special tax counsel for the Company, to be delivered pursuant to Section 5(f) of the Underwriting Agreement. References to the Prospectus in this Exhibit C include any supplements thereto at the Closing Date.

                                                                       EXHIBIT C


                       [Letterhead of Giancarlo & Gnazzo]

                                                                  [CLOSING DATE]

[NAME AND ADDRESS OF
UNDERWRITER(S) OR
REPRESENTATIVES(S)]


         Re: Redwood Trust, Inc. Public Offering of [AMOUNT] shares of Common Stock Pursuant to Shelf Registration

Ladies and Gentlemen:

         We have acted as special tax counsel to Redwood Trust, Inc., a Maryland corporation (the "Company"), in connection with the offer and sale (the "Offering") on [DATE] by the Company of an aggregate of [AMOUNT] shares of its common stock, par value of $0.01 per share (the "Common Stock") pursuant to the Underwriting Agreement, dated as of [DATE] (the "Underwriting Agreement"), by and between the Company and you.

         This opinion is furnished to you at the request of the Company pursuant to Section 5(f) of the Underwriting Agreement. Capitalized terms used and not otherwise defined herein shall have the respective meanings set forth in the Underwriting Agreement.

         In connection with the Offering, we have assisted in the preparation of the tax disclosure for (i) the Company's Universal Shelf Registration Statement on Form S-3 (Registration Statement No. [REG. #]), including a prospectus (the "Base Prospectus"), relating to, among other securities, the Common Stock, filed with the Securities and Exchange Commission under the Securities Act of 1933, as amended, on [DATE] (as thereafter amended through the date hereof and together with all exhibits thereto, the "Registration Statement") and (ii) the Prospectus Supplement, dated [DATE] (the "Prospectus Supplement" and, together with the Base Prospectus, the "Prospectus"). In formulating our opinions, we have reviewed (i) the Registration Statement and the Prospectus, (ii) the Articles of Incorporation of the Company, as amended and supplemented to date, (iii) the Bylaws, as amended, of the Company, (iv) the Certificate of Incorporation of Sequoia Mortgage Funding Corporation ("Sequoia"), as filed with the Secretary of State of the State of Delaware and the Bylaws of Sequoia as in effect on the date hereof, and (v) such resolutions, certificates, records, and other documents provided by the Company and Sequoia as we have deemed necessary or appropriate as a basis for the opinions set forth below. In addition, the Company has provided us with a certificate (the "Officer's Certificate"), a copy of which is attached hereto, executed by a duly appointed and knowledgeable officer of the Company, and upon which we have relied, setting forth certain representations relating to various factual and other matters including the prior, current and future methods of operation of the Company and Sequoia. We have also reviewed the opinions of Piper & Marbury L.L.P., and Tobin and Tobin, a professional corporation, dated the date hereof, with respect to certain matters of Maryland and Delaware law, respectively.

[UNDERWRITERS/ REPRESENTATIVES]
[DATE]
Page 2


         In our examination, we have assumed the legal capacity of all natural persons, the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified, conformed or other copies, and the authenticity of the originals of such copies.

         In rendering our opinions, we have assumed that the transactions described in or contemplated by the foregoing documents have been or will be consummated in accordance with such operative documents, and that such documents accurately reflect the material facts of such transactions. In addition, our opinions are based on the correctness of the following specific assumptions: (i) each of the Company and Sequoia have been and will continue to be organized and operated in the manner described in the Officer's Certificate, the Registration Statement, the Prospectus and the other relevant documents referred to above; and (ii) there have been no changes in the applicable laws of the State of Maryland, the Internal Revenue Code of 1986, as amended (the "Code"), the regulations promulgated thereunder by the Treasury Department (the "Treasury Regulations"), and the interpretations of the Code and the Treasury Regulations by the courts and the Internal Revenue Service, all as they exist on the date of this letter. With respect to these assumptions, it should be noted that (x) in the case of the former assumption, certain of the representations set forth in the Officer's Certificate are highly factual in nature and reflect an intention with respect to the future conduct of the business of the Company and Sequoia which may not be achievable if there are future changes in the circumstances of either and (y) in the case of the latter assumption, statutes, regulations, judicial decisions, and administrative interpretations are subject to change at any time and, in some circumstances, with retroactive effect. Any material change that is made after the date hereof in any of the foregoing bases for our opinions could adversely affect our conclusions.

         Based on the foregoing, we are of the opinion that:

         1. The Company has been organized and operated in conformity with the requirements for qualification as a "real estate investment trust" under the Code since the commencement of its operations on August 19, 1994 through [DATE], the date of the most recent [UN]audited financial statements of the Company reviewed by us, and the Company's current and contemplated methods of operation, as described in the Registration Statement, the Base Prospectus, and the Prospectus Supplement, and as represented to us by the Company, will enable it to continue to so qualify.

         2.      Sequoia is a "qualified REIT subsidiary" within the meaning of
Section 856(i) of the Code.

         3. Although the discussions set forth under the captions "Certain Federal Income Tax Considerations" in the Base Prospectus and "Federal Income Tax Considerations" in the Prospectus Supplement do not purport to discuss all possible Federal income tax consequences of the purchase, ownership and disposition of the Common Stock, such discussions, taken together, constitute, in all material respects, an accurate summary of the Federal income tax considerations that are likely to be material to a purchaser of the Common Stock.

[UNDERWRITERS/ REPRESENTATIVES]
[DATE]
Page 3


         Other than as expressly stated above, we express no opinion on any issue relating to the Company, to Sequoia or to any investment therein or under any other law.

         This opinion is furnished to you solely for your benefit in connection with the closing under the Underwriting Agreement occurring today. It is not to be relied upon, used, circulated, quoted or otherwise referred to for any other purpose without our express written permission; provided, however, that this opinion may be disclosed to and relied upon by your counsel, O'Melveny & Myers LLP in connection with any opinions they may render pursuant to the Underwriting Agreement.


                               Very truly yours,